Exhibit 99.1

Focus Universal Announces Reverse Stock Split

Ontario, California, Feb. 5, 2026 – Focus Universal Inc. (Nasdaq: FCUV) (“Focus” or the “Company”), a provider of patented hardware and software design technologies for Internet of Things (IoT) and 5G, announces that its Board of Directors has approved a 1-for-10 reverse stock split of the Company’s common stock (the “Reverse Split”). The Board of Directors approved the reverse stock split proposal by unanimous written consent on January 27, 2026.

The Reverse Split will be effective at 12:01 a.m. Eastern Standard Time on February 9, 2026, and will be reflected with the Nasdaq Capital Market (“Nasdaq”) and in the marketplace at the open of business on February 9, 2026 (the “Effective Date”), whereupon the common stock shares will begin trading on a split-adjusted basis. In connection with the Reverse Split, the Company’s common stock shares will continue to trade on Nasdaq under the symbol “FCUV” but will trade under a new CUSIP Number, 34417J 500.

As of the Effective Date, every 10 shares of the Company’s issued and outstanding common stock will be combined into one share of common stock. The par value per share of the Company’s common stock will remain unchanged. Proportional adjustments will be made to the number of shares of common stock issuable upon the exercise of the Company’s equity awards, securities and warrants, if any, as well as the applicable exercise price, and the number of shares authorized and reserved for issuance pursuant to the Company’s equity incentive plans.

The Company’s transfer agent, VStock Transfer, LLC, will serve as the exchange agent and paying agent for the Reverse Split. Registered stockholders holding pre-reverse stock split shares of common stock electronically in book-entry form are not required to take any action to receive post-reverse stock split shares. Those stockholders who hold their shares in brokerage accounts or in “street name” will have their positions automatically adjusted to reflect the Reverse Split, subject to each broker’s particular processes, and will not be required to take any action in connection with the Reverse Split.

Additional information about the reverse stock split will be found in the Company’s 8-K filed with the Securities and Exchange Commission on February 5, 2026 a copy of which will be available at www.sec.gov.

About Focus Universal:

Focus Universal Inc. (NASDAQ: FCUV) is a provider of patented hardware and software design technologies for Internet of Things (IoT) and 5G. The Company has developed five disruptive patented technology platforms with 26 patents and patents pending in various phases and 8 trademarks pending in various phases to solve the major problems facing hardware and software design and production within the industry today. These technologies combined to have the potential to reduce costs, product development timelines and energy usage while increasing range, speed, efficiency, and security. Focus currently trades on the Nasdaq Capital Markets.

Forward-Looking Statements:

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, and other factors discussed in the “Risk Factors” section of the preliminary prospectus filed with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof and Focus Universal specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

For company inquiries, please contact:

Investor Relations
626-272-3883
ir@focusuniversal.com